Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Optimer Pharmaceuticals, Inc.’s 1998 Stock Plan, 2006 Equity Incentive Plan and Employee Stock Purchase Plan, of our report dated October 31, 2006 except for Note 1, “Stock Split” and Note 11 as to which the date is January 19, 2007, included in Optimer Pharmaceuticals, Inc.’s Registration Statement on Form S-1 (No. 333-138555), as amended.

/s/ ERNST & YOUNG LLP

San Diego, California
February 9, 2007